EXHIBIT 5(a) and 23(a)

August 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re:    Old Kent Financial Corporation
                  Registration Statement on Form S-8
                  Old Kent Financial Corporation
                  Stock Option Plan For Optionholders of
                  Pinnacle Banc Group, Inc.

Dear Sir or Madam:

                    We represent Old Kent Financial Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 88,840 shares of the Company's common stock, $1 par value ("Common Stock").

                    As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We also have reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon exercise of stock options under the above-captioned plan according to their terms and payment of the purchase price therefore to the Company, be legally issued, fully paid and nonassessable.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Old Kent Financial Corporation Stock Option Plan For Optionholders of Pinnacle Banc Group, Inc.

WARNER NORCROSS & JUDD LLP

By /s/ Gordon R. Lewis
Gordon R. Lewis
A Partner

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